SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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MARSH & McLENNAN COMPANIES, INC.
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Dear MMC Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 17, 2007 in the second floor auditorium at 1221 Avenue of the Americas, New York, New York.

In addition to addressing the matters described in this proxy statement, we will use the meeting as an opportunity to report on MMC’s recent activities. You will be able to ask questions, and to meet your company’s directors and senior executives.

Whether or not you plan to attend the annual meeting, your vote is important and we urge you to participate in electing directors and deciding the other matters described in this proxy statement. We explain the way to vote in this proxy statement.

Very truly yours,

MICHAEL G. CHERKASKY
President & Chief Executive Officer
April 2, 2007

MARSH & McLENNAN COMPANIES, INC.
1166 Avenue of the Americas
New York, New York 10036-2774

____________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT
____________

Time:	10:00 a.m. Local Time

Date:	May 17, 2007

Place:	Second Floor Auditorium
1221 Avenue of the Americas
New York, New York

Purpose:

1.	To elect two persons to serve as Class III directors, each for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;

3.	To vote on an amendment to the Marsh & McLennan Companies Stock Purchase Plan for International Employees;

4.	To vote on one stockholder proposal; and

5.	To conduct any other business that may properly come before the meeting.

This notice and proxy statement is being mailed to stockholders on or about April 2, 2007. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of MMC’s 2006 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2006. In these materials we refer to Marsh & McLennan Companies, Inc. as “MMC,” “we” and “our.”

Only stockholders of record on March 20, 2007 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need proof of record or beneficial ownership of MMC common stock as of that date in order to enter the meeting.

Your vote is important. If you received this proxy statement by regular mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card. If you received this proxy statement in an e-mail message, you may cast your vote by telephone or over the Internet by following the instructions in the e-mail message.

LUCIANA FATO
Corporate Secretary
April 2, 2007

TABLE OF CONTENTS

Information about our Annual Meeting and Solicitation of Proxies	1
Who can vote?	1
Who can attend the annual meeting?	1
Can I vote my shares in person at the annual meeting?	1
How can I vote my shares without attending the annual meeting?	1
How do proxies work?	2
Can I revoke my proxy?	2
What are the voting requirements to elect the directors and to approve
each of the proposals discussed in this proxy statement?	2
Could additional matters be decided at the annual meeting?	3
Who conducts the annual meeting?	3
Who will count the vote at the annual meeting?	3
How may I obtain an electronic copy of the proxy statement and annual report?	3
What is “householding”?	4
How may I obtain another set of proxy materials?	4
Who will bear the cost of this proxy solicitation?	4
Corporate Governance	5
Recent Developments	5
Guidelines for Corporate Governance	5
Director Independence	6
Codes of Conduct	6
Review of Related–Person Transactions	7
Communicating Concerns to Directors	8
Board of Directors and Committees	9
Board Composition, Leadership and Size	9
Director Qualifications and Nomination Process	9
Stockholder Recommendations for Director Candidates	9
Director Election Voting Standard	10
Attendance	10
Tenure	11
Committees	11
Director Compensation	13
Item 1: Election of Directors	16
Nominees for Election as Directors for a Three-Year Term Expiring in 2010	16
Directors Continuing in Office (Term Expiring in 2008)	17
Directors Continuing in Office (Term Expiring in 2009)	18
Stock Ownership of Management and Certain Beneficial Owners	20
Compensation of Executive Officers	22
Transactions with Management and Others; Other Information	58
Item 2: Ratification of Selection of Independent Registered
Public Accounting Firm	59
Fees of Independent Registered Public Accounting Firm	59
Audit Committee Report	61
Item 3: Proposal to Amend Stock Purchase Plan for International Employees	62
Item 4: Stockholder Proposal: Political Contributions	69
Submission of Stockholder Proposals for 2008 Annual Meeting	72
Appendix A: MMC Guidelines for Corporate Governance	A-1
Appendix B: Amended and Restated Stock Purchase Plan
for International Employees	B-1

INFORMATION ABOUT OUR ANNUAL MEETING
AND SOLICITATION OF PROXIES

Who can vote?

Holders of our common stock, as recorded in our stock register on March 20, 2007, may vote, either in person or by proxy, at the annual meeting. You may vote all shares of common stock owned by you as of March 20, 2007, including (i) shares held directly in your name as the record holder and (ii) shares held for you in “street name,” which refers to shares that you own beneficially but that are held of record in the name of a broker, bank, trustee or other intermediary.

Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. As of March 20, 2007, there were outstanding 550,830,240 shares of MMC common stock entitled to vote.

A list of MMC’s common stockholders of record will be available for inspection at the principal executive offices of MMC at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Who can attend the annual meeting?

Only stockholders (of record or beneficial), their proxy holders and MMC’s guests may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Verification of share ownership will be requested at the admissions desk. If your shares are held in street name, you must bring to the meeting an account statement or letter from the record holder indicating that you were the beneficial owner of the shares on March 20, 2007.

Can I vote my shares in person at the annual meeting?

Yes. However, we recommend that you vote by proxy even if you plan to attend the meeting. If you vote by proxy and attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from the broker, bank, trustee or other intermediary that holds your shares a proxy giving you the right to vote the shares.

How can I vote my shares without attending the annual meeting?

Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions below and included on your proxy card. If you hold shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction card provided to you by the intermediary. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are signing and corporations should vote by an authorized officer whose title should be indicated.

Stockholders of record may vote by:

  Internet by accessing www.proxyvote.com and following the instructions on that website.

  Telephone by calling 1-800-690-6903.

  Mail by signing and returning the enclosed proxy card.

If you vote over the Internet or by telephone, you do not have to return your proxy card or voting instruction card.

How do proxies work?

MMC’s board of directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the annual meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to each matter requiring a stockholder vote, you may vote “for” or “against” or abstain from voting.

The persons named in the proxy, who are our officers, will vote according to your directions. If you sign and return a proxy card or otherwise vote by Internet or telephone, but do not specify how to vote, we will vote your shares in favor of our director nominees, in favor of Items 2 and 3 and against Item 4.

Can I revoke my proxy?

Yes. You may revoke your proxy before it is voted by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting, or (iii) sending written notification of revocation addressed to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Luciana Fato, Esq., Corporate Secretary

Note that your mere attendance at the meeting will not revoke a proxy that you previously submitted to MMC.

What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. With respect to each matter properly brought before the meeting, each stockholder who held shares as of the record date is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date.

The voting standards applicable to the annual meeting are as follows:

Election of Directors

Uncontested Elections. In December 2006, MMC amended its bylaws to adopt a majority voting standard for the election of directors. In an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. In an uncontested election, abstentions and broker nonvotes with respect to a nominee’s election will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. MMC’s Guidelines for Corporate Governance address the procedures to be followed if an incumbent director standing for reelection in an uncontested election of directors fails to receive a majority of the votes cast. See “Director Election Voting Standard” at page 10.

Contested Elections. In a contested election of directors (i.e., where the number of nominees exceeds the number of directors to be elected), a nominee will be elected by a plurality of the votes cast.

Other Proposals

Items 2, 3 and 4 will be decided by the affirmative vote of a majority of the shares of MMC common stock present or represented and entitled to vote at the annual meeting. In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of this paragraph, while broker nonvotes will not.

Significance of Broker Nonvotes

The rules of the New York Stock Exchange prohibit a broker or other record holder from voting on certain matters (often referred to as “non-routine”) if the broker has not received specific voting instructions from its client (i.e., the beneficial owner of the shares) on those matters. In such a case, the broker may submit a proxy but it will not vote the client’s shares on the matter(s) for which instructions were required but not provided by the client. Shares subject to such “broker nonvotes” are not counted as present or represented with respect to the non-routine matters; however, they are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the NYSE rules, Items 3 and 4 described in this proxy statement are considered non-routine.

Could additional matters be decided at the annual meeting?

As of the date of this proxy statement, we do not know of any business not described in this proxy statement that will be presented at the meeting. However, if other business shall properly come before the meeting, the persons named in the proxy will vote on your behalf using their discretion.

Who conducts the annual meeting?

The chairman of MMC’s board of directors acts as chairman of the annual meeting, and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting. The chairman also is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all participants.

Who will count the vote at the annual meeting?

Representatives of ADP Investor Communication Services will tabulate the votes and act as inspectors of election.

How may I obtain an electronic copy of the proxy statement and annual report?

This proxy statement and our 2006 Annual Report can be viewed on our website at http://www.mmc.com/annualreport.html. Most stockholders may elect to receive future proxy statements and annual reports electronically over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this Internet option, and thus save MMC the cost of producing and mailing these documents to you, by following the instructions provided when you vote over the Internet. Active employees of MMC who hold MMC stock in employee stock plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials over the Internet, your choice will remain in effect until you tell us otherwise. You may change an election to receive proxy materials electronically in the future by following the instructions at the end of your Internet voting session.

What is “householding”?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a single copy of MMC’s proxy statement and annual report is sent to stockholders of record and holders of shares in certain MMC, Putnam and Mercer employee benefit plan accounts who share the same last name and reside at the same mailing address, unless one of the stockholders at that address notifies us that they wish to receive individual copies. Stockholders who participate in householding continue to receive separate proxy cards. Also, householding does not in any way affect dividend check mailings.

If you hold MMC stock of record or in an employee benefit plan account and share an address and last name with one or more other holders of record or in a plan account and you wish to receive separate annual reports, proxy statements and other disclosure documents from MMC, you may revoke your consent to householding at any time by calling Automatic Data Processing (“ADP”) toll-free at 1-800-542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

A number of brokerages and other institutional holders of record have instituted householding. If you hold your shares in “street name,” please contact your broker or other holder of record to request information about householding.

How may I obtain another set of proxy materials?

If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone MMC’s office of Investor Relations at (212) 345-5475 or write to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Investor Relations

Who will bear the cost of this proxy solicitation?

We pay the expenses of preparing the proxy materials and soliciting this proxy. We also reimburse brokers and other record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of MMC common stock.

In addition to this mailing, proxies may be solicited personally, electronically or by telephone by our directors, officers, other employees or agents. We have retained Georgeson Shareholder Communications Inc. as our agent to assist in the proxy solicitation at a fee of approximately $9,000, plus expenses. If any of our directors, officers and other employees assist in soliciting proxies, they will not receive additional compensation for those services.

CORPORATE GOVERNANCE

We describe highlights of our governance environment below, and also in the next section of this proxy statement, captioned “Board of Directors and Committees.” All of MMC’s key corporate governance materials are available online at http://www.mmc.com/corpgov.html, and will be sent in hard copy to any stockholder who so requests.

Recent Developments

Since late 2004, MMC has significantly enhanced its corporate governance practices. Highlights of these initiatives include:

  Increased Board Independence. Over the last 30 months, we have substantially reconfigured our board. Currently, 11 of MMC’s 12 directors are independent.

  Development of Compliance Infrastructure. In February 2005, the board established a compliance committee. Simultaneously, the board appointed MMC’s first chief compliance officer.

  CEO/Chairman Separation. In March 2005, we separated the roles of chief executive officer and non-management chairman. In October 2006, we confirmed this approach as a matter of MMC policy.

  Senior Executive Equity Ownership Guidelines. In September 2006, the board approved equity ownership guidelines for senior executives, requiring senior management to acquire, within five years, shares with a value equal to a multiple of base salary.

  Director Equity Ownership Requirements. In October 2006, the board established an affirmative requirement that directors acquire and hold $100,000 worth of MMC equity.

  Majority Voting in Director Elections. In December 2006, the board amended MMC’s bylaws to provide that in uncontested elections, director candidates must be elected by a majority of the votes cast.

  Compensation Structure for Non-Management Directors. In early 2007, MMC revamped its director compensation structure (effective June 1) to provide greater transparency to investors; among other steps, the board abolished meeting fees and retainers for non- chair committee membership.

Guidelines for Corporate Governance

MMC’s Guidelines for Corporate Governance (our “Governance Guidelines”) are the means by which MMC formally expresses many of its governance policies. The Governance Guidelines were initially adopted by the board in May 2003. The board has subsequently amended them, most recently in December 2006. The Governance Guidelines are posted on our website at http://mmc.com/about/GuidelinesCorporateGovernance.pdf and a copy is attached as Appendix A to this proxy statement.

The Governance Guidelines address a range of corporate governance matters, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

  Specific board functions, such as:

    evaluation of CEO performance and approval of CEO compensation;

    reviewing MMC’s strategic and operating plans, financial objectives and major corporate actions;

    assessing major risks facing MMC and options for their mitigation;

o	overseeing the integrity of MMC’s financial statements and financial reporting processes;
o	ensuring the adequacy of MMC’s processes for legal and ethical compliance; and
o	monitoring the effectiveness of MMC’s corporate governance practices. (Section B)

  CEO/chairman separation. (Section F.2)

  CEO succession planning and management development. (Section C)

  Majority voting in director elections. (Section E.3)

  Director qualification standards and director independence. (Sections D.2 and D.3)

  Retirement requirements for non-management directors. (Section E.6)

  Executive sessions of non-management directors, which MMC holds at every in-person meeting of the board. (Section H.3)

  Limits on other public board service. (Section D.5)

  Director and senior management stock ownership. (Sections K.2 and K.3)

  Board access to management and outside advisors. (Section I)

  Director orientation and continuing education. (Section J)

Director Independence

The board has determined that all directors who served on the board in 2006 (including Mr. Robert F. Erburu, who retired from MMC’s board in May 2006), other than Mr. Cherkasky, are independent. With 11 independent directors out of 12, the board has satisfied its objective that a substantial majority of MMC’s directors should be independent of management.

For a director to be considered “independent,” the board must affirmatively determine that the director has no direct or indirect material relationship with MMC. The board has established categorical standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the New York Stock Exchange listed company rules. MMC’s director independence standards are set forth at the end of our Governance Guidelines in Appendix A to this proxy statement.

All members of the audit, compensation, compliance, and directors and governance committees must be independent directors as defined by MMC’s Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from MMC or any of its subsidiaries other than their directors’ compensation. Under our Governance Guidelines, if a director whom the board has deemed independent has a change in circumstances or relationships that might cause the board to reconsider that determination, he or she must immediately notify the chairman of the board and the chair of the directors and governance committee.

MMC has adopted policies and procedures requiring review and approval of any transaction between MMC and certain types of related persons, including directors. These policies and procedures are described below under “Review of Related-Person Transactions.”

Codes of Conduct

MMC’s reputation is fundamental to our business. MMC’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, MMC has adopted a Code of Business Conduct and Ethics, which applies to all of the above individuals. This code is posted on the MMC website at http://www.mmc.com, and a print copy is available to any stockholder upon request. MMC has also adopted a Code of Ethics for the Chief Executive and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. A copy of this code is filed as an exhibit to our 2002 Annual Report on Form 10-K. We would disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, on our website within four business days.

Under the Code of Business Conduct and Ethics, directors and senior executives may not have an ownership interest in any company that competes or does business with MMC without first consulting with MMC’s general counsel. Under the Governance Guidelines, directors must offer to resign if they have any significant change in their personal circumstances, including a significant change in employment or business activities. Directors are expected to recuse themselves from any board discussion or decision affecting their personal, business or professional interests.

Review of Related-Person Transactions

MMC maintains a written Policy Regarding Related-Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between MMC and related persons. The policy is administered by the directors and governance committee of the board, with assistance from MMC’s corporate secretary.

The policy applies to any “related-person transaction.” This means a transaction (i) to which MMC is a party, (ii) which involves an aggregate value of $120,000 or more, and (iii) in which a related person has a direct or indirect material interest. A “related person” means a director or executive officer of MMC, a nominee for election as a director of MMC, a beneficial owner of more than five percent of MMC’s outstanding common stock, or an immediate family member of any of the foregoing persons.

In determining whether to approve or ratify a related-person transaction, the directors and governance committee will review the facts and circumstances it considers relevant. These may include: the commercial reasonableness of the terms of the transaction; the benefits of the transaction to MMC; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction; and the potential impact of the transaction on any MMC director’s independence. The directors and governance committee will approve or ratify the related-person transaction only if the committee, in its sole good faith discretion based on the facts and circumstances it considers relevant, determines that the related-person transaction is in, or is not inconsistent with, the best interests of MMC and its stockholders.

If the directors and governance committee determines not to approve or ratify a related-person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the directors and governance committee will participate in any review or determination with respect to a related-person transaction if the committee member or any of his or her immediate family members is the related person.

Communicating Concerns to Directors

MMC’s audit committee has established procedures to enable anyone who has a concern about the company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the board, the chairman of the board or the non-management directors as a group. These communications, which may be made on a confidential or anonymous basis, may submitted in writing or by telephone, as follows:

By mail to:
Marsh & McLennan Companies, Inc.
P.O. Box 4974
New York, N.Y. 10185-4974

By telephone to the MMC Ethics & Compliance Line:
Canada & the U.S.: 1-800-381-2105

Outside Canada & the U.S, use your country’s AT&T Direct® service number to reach the
MMC Ethics & Compliance Line toll-free.

Further details of MMC’s procedures for handling complaints and concerns of employees and other interested parties are posted on our website at http://www.mmc.com/corpgov.html. MMC policy prohibits retaliation against anyone who raises an integrity concern of the type described above.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition, Leadership and Size

Our board of directors currently has 12 members. Following the retirement of Lewis W. Bernard at the 2007 annual meeting, the board will have 11 members. The only member of management who serves on the board is Michael G. Cherkasky, MMC’s president and chief executive officer.

Stephen R. Hardis is the board’s non-management chairman. MMC separated the roles of chief executive officer and chairman in 2005.

As stated in our Governance Guidelines, the board of directors has determined that 10–14 directors is currently its appropriate size. The board believes this range is sufficient to ensure the presence of directors with diverse experience and skills, without hindering effective decision-making or diminishing individual accountability. The board also believes this range is flexible enough to permit the recruitment, if circumstances so warrant, of any outstanding director candidate in whom the board may become interested at a future time. The directors and governance committee periodically reviews the size of the board and recommends changes as appropriate.

Director Qualifications and Nomination Process

As provided in our Governance Guidelines, prospective MMC directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability, and must be committed to representing all MMC stockholders rather than any particular interest group. In addition, the board evaluates director candidates by reference to the following criteria (which are not listed in any order of importance): (i) the candidate’s personal and professional reputation and background; (ii) the candidate’s industry knowledge; (iii) the candidate’s experience with businesses or other organizations comparable to MMC in terms of size or complexity; (iv) the interplay of the candidate’s skills and experience with those of the incumbent directors; (v) the extent to which the candidate would provide substantive expertise that is currently sought by the board or any committees of the board; (vi) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (vii) relevant legal and regulatory requirements and evolving best practices in corporate governance; and (viii) any other criteria the board deems appropriate.

The board, taking into account the recommendation of the directors and governance committee, is responsible for nominating a slate of director candidates for election at MMC’s annual meeting of stockholders. The board has delegated to the directors and governance committee the authority, when circumstances so warrant, to identify, screen and recommend to the board potential new candidates for board membership. The directors and governance committee periodically reviews with the board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent board, taking into account, among other things, the board’s current mix and diversity of skills, backgrounds and experience.

Stockholder Recommendations for Director Candidates

The directors and governance committee will consider director candidates recommended in writing by stockholders. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to stockholders in connection with the previous year’s annual meeting. Therefore, to recommend a candidate to the directors and governance committee for consideration for nomination by the board at MMC’s 2008 annual meeting of stockholders, a stockholder must submit the recommendation, in writing, by December 4, 2007.

The written recommendation must demonstrate that it is being submitted by a stockholder (beneficial or of record) of MMC and include information about recommended director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must confirm that the recommended individual would consent to serve as a director, if nominated and elected. Such recommendations should be sent to:

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774
Attn: Directors and Governance Committee
c/o Luciana Fato, Esq., Corporate Secretary

Director Election Voting Standard

In December 2006, the board amended Article II of MMC’s bylaws to provide that in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the board. See the discussion under “What are the voting requirements to elect directors and to approve each of the proposals discussed in this proxy statement?” at page 2 above.

In connection with the implementation of MMC’s majority voting standard for director elections, the board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

  An incumbent director who fails to receive the required number of votes for re-election at a meeting of stockholders shall offer to resign, and the board shall nominate for election only director candidates who agree to tender to the board, promptly following their election, an irrevocable resignation that will be effective upon (i) such director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the board’s acceptance of such resignation.

  Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for re-election, the directors and governance committee shall make a recommendation to the board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

  If the board accepts a director’s resignation, the directors and governance committee will recommend to the board whether to fill the resultant vacant board seat or reduce the size of the board. If the board rejects a director’s resignation, such director shall, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Attendance

The board held 15 meetings, including telephonic meetings, during 2006. The average attendance by directors at meetings of the board and its committees held during 2006 was approximately 93%. All directors attended at least 75% of the meetings of the board and committees on which they served. Barring unforeseen circumstances, all directors are expected to attend our annual meeting of stockholders in 2007. All of our directors except Ms. Simmons were present at the 2006 annual meeting.

Tenure

Non-management directors retire at the annual meeting following their 72nd birthday, unless the person has been a non-management director for less than ten years. In such cases, non-management directors retire at the annual meeting following the earlier of ten years of service or attaining age 75. Directors who are employees of MMC, in the normal course, resign from the board concurrent with their retirement from MMC.

Committees

Our board has established an executive committee, an audit committee, a compensation committee, a compliance committee and a directors and governance committee to assist the board in discharging its responsibilities. Following each committee meeting, the respective committee chair generally reports the highlights of the meeting to the full board.

Membership on each of the audit, compensation, compliance and directors and governance committees is limited to independent directors. The charters for these committees can be viewed on our website at http://www.mmc.com/corpgov.html. Printed copies are available to any stockholder upon request.

In May 2006, certain committee memberships were rotated, resulting in changes to the composition of each of the committees. The table below provides current membership and 2006 meeting information for directors on each of the following board committees:

Directors and
Name	Executive		Audit		Compensation		Governance		Compliance
Mr. Baker			X						X
Mr. Bernard	X				X	(chair)
Mr. Carter	X		X						X	(chair)
Mr. Cherkasky	X
Mr. Fanjul			X		X
Mr. Hardis	X	(chair)			X		X
Ms. King	X						X	(chair)
Lord Lang					X		X
Mr. Oken	X		X	(chair)
Mr. Olsen			X						X
Mr. Schapiro					X		X
Ms. Simmons							X

2006 Meetings	0		14		7		5		11

Executive Committee

The executive committee:

  is empowered to act for the full board in intervals between board meetings, with the exception of certain matters that, under Delaware law or MMC’s by-laws, may not be delegated to a committee of the board; and

  meets as necessary, with all actions taken by the committee reported at the next board meeting.

Audit Committee

The audit committee is charged with assisting the board in fulfilling its oversight responsibilities with respect to:

  the integrity of MMC’s financial statements;

  the qualifications, independence and performance of MMC’s independent registered public accounting firm;

  the performance of MMC’s internal audit function; and

  compliance by MMC with legal and regulatory requirements.

The audit committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by MMC’s independent registered public accounting firm. MMC’s independent registered public accounting firm reports to the audit committee. All members of the audit committee are independent as required by MMC, the listing standards of the New York Stock Exchange and the SEC’s audit committee independence rules.

All members of the audit committee are “financially literate,” as defined by the New York Stock Exchange and determined by the board of directors. The board of directors has determined that Marc D. Oken has the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compensation Committee

Among other things, the compensation committee:

  evaluates the performance and determines the compensation of MMC’s chief executive officer;

  reviews and approves the compensation of other senior executives; and

  makes recommendations to the board with respect to MMC’s incentive compensation plans and equity-based plans, and discharges the responsibilities of the committee set forth in these plans.

All members of the compensation committee are independent as required by MMC and the listing standards of the New York Stock Exchange.

Directors and Governance Committee

Among other things, the directors and governance committee:

  develops, reviews and periodically reassesses MMC’s corporate governance principles and recommends proposed changes to the board;

  oversees the development and implementation of succession planning for MMC’s chief executive officer;

  identifies, considers and recommends qualified candidates to the board for election as directors, including the slate of directors that the board proposes for election at the annual meeting;

  in consultation with the board committee chairs, recommends committee assignments to the board;

  reviews and makes recommendations to the board regarding compensation of MMC’s non-management directors; and

  develops processes for and oversees annual assessments of the board’s performance and effectiveness.

All members of the directors and governance committee are independent as required by MMC and the listing standards of the New York Stock Exchange.

Compliance Committee

The compliance committee is a subcommittee of the audit committee. It was formed in February 2005 pursuant to the settlement agreement dated January 30, 2005 among MMC, Marsh Inc., the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York. Among other things, the compliance committee:

  assists the board with the oversight of MMC’s compliance with legal and regulatory requirements;

  monitors Marsh’s compliance with the standards of conduct mandated by the settlement agreement; and

  discharges such other responsibilities relating to compliance oversight as the chairman of the audit committee may, from time to time, assign to the compliance committee.

Director Compensation

Executive Directors

Executive directors (currently only Mr. Cherkasky) receive no compensation specific to their service as directors.

Non-Management Directors—Current Compensation Structure

We currently pay the following compensation with regard to the service of our non-management directors:

  a basic retainer of $40,000 per year (June 1 – May 31) and an annual stock grant on June 1 (1,800 shares in 2006) as determined by the directors and governance committee;

  an additional retainer of $5,000 per year to the chair of each committee;

  an additional retainer of $2,000 per year to other members of each committee;

  a fee of $1,000 and reimbursement of related expenses for each meeting of the board or a committee attended; and

  a supplemental annual retainer of $100,000 per year to our non-management chairman.

We offer travel accident insurance benefits to non-management directors in connection with MMC-related business travel. Non-management directors are eligible to participate in MMC’s matching-gift program for certain charitable gifts by employees.

Under the terms of MMC’s Directors’ Stock Compensation Plan, the non-management directors receive twenty-five percent of their basic annual retainer (i.e., $10,000) in MMC stock at the fair market value thereof, as well as their annual stock grant, on each June 1. The balance of their compensation (including attendance fees and committee retainers) is paid quarterly in MMC common stock, cash or a combination thereof, as the director elects. The non-management directors may defer receipt of all or a portion of their compensation to be paid in MMC common stock until the year following either their retirement from the board or a specified earlier date.

Non-Management Directors—Compensation Structure Effective June 1, 2007

Effective June 1, 2007, the start of the board’s next annual pay cycle, each non-management director will receive a basic annual retainer of $100,000 and an annual grant of MMC common stock with a current market value of $100,000, but will no longer receive a $1,000 fee for each board and committee meeting attended. An additional retainer of $15,000 per year will be paid to the chairs of the audit, compensation, compliance and directors and governance committees. MMC will no longer pay an annual retainer to non-chair committee members. The non-management chairman of the board will receive a supplemental retainer of $150,000 per year.

The annual retainers described above will continue to be payable in quarterly installments. The payment terms currently in effect will not change and non-management directors will continue to be eligible for reimbursement of meeting-related expenses, travel accident insurance benefits, and participation in MMC’s matching charitable gift program.

The following table provides information on fiscal 2006 compensation for non-management directors who served during 2006:

	(b)			(e)
	Fees			Change in
	earned	(c)	(d)	Pension Value	(f)
	or paid in	Stock	Option	and Deferred	All Other
(a)	cash (2)	Awards	Awards	Compensation	Compen-	(g)
Name (1)	($)	(3)($)	($)	Earnings ($)	sation ($)(4)	Total ($)
Mr. Baker	$57,582	$60,396	—	—	—	$117,978
Mr. Bernard	57,000	60,396	—	—	—	117,396
Mr. Carter (5)	79,000	60,396	—	—	$2,500	141,896
Mr. Erburu (6)	88,157	—	—	—	5,000	93,157
Mr. Fanjul	65,000	60,396	—	—	—	125,396
Mr. Hardis (7)	121,184	60,396	—	—	10,000	191,580
Ms. King	70,500	60,396	—	—	5,000	135,896
Lord Lang	63,000	60,396	—	—	—	123,396
Mr. Oken	54,082	60,396	—	—	—	114,478
Mr. Olsen	74,000	60,396	—	—	5,000	139,396
Mr. Schapiro	61,000	60,396	—	—	5,000	126,396
Ms. Simmons	54,000	60,396	—	—	10,000	124,396
____________________

(1)	Mr. Cherkasky, MMC’s president and chief executive officer, is not included in this table since he is an employee of MMC and thus receives no compensation for his service as a director of MMC.

(2)	In 2006, non-management directors received $10,000 of their basic retainer in MMC common stock at the fair market value thereof on June 1, 2006, as reported on column (c). The amounts in this column (b) reflect the balance of their basic retainer, as well as any additional retainers and meeting fees. These amounts are payable in cash, but directors may elect to receive all or a portion of these amounts in shares of MMC common stock or to defer these amounts into MMC stock units. Mr. Fanjul has elected to receive these amounts in shares of MMC common stock. Messrs. Bernard and Hardis elected to defer these amounts into MMC stock units. Ms. King elected to defer 20% of these amounts into MMC stock units. At the end of the deferral period, MMC stock units are distributed as shares of MMC common stock.

(3)	The amounts shown in this column constitute the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R). The amounts in this column represent (i) the $10,000 portion of the basic retainer required to be taken in MMC stock and (ii) a grant of 1,800 shares of MMC common stock. Both amounts were awarded on June 1, 2006 at the fair market value on that date of $28.00 per share. Messrs. Bernard, Carter, Hardis, Schapiro and Ms. King and Ms. Simmons elected to defer the equity portion of their basic retainer into MMC stock units.